EXHIBIT 3.208

STATE OF ARIZONA

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

W & W MANUFACTURING COMPANY, INC.

W & W Manufacturing Company, Inc., an Arizona corporation (the “Corporation”), hereby adopts the following Articles of Amendment in accordance with Section 10-061 of the General Corporation Law of the State of Arizona.

FIRST: The name of the Corporation is W & W Manufacturing Company, Inc.

SECOND: In order to change the name of the Corporation to W & W Leasing Company, Inc., ARTICLE I. of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

ARTICLE I.

Name. The name of the corporation shall be W & W Leasing Company, Inc.

THIRD: The foregoing amendment to the Articles of Incorporation of the Corporation was adopted by its Sole Shareholder as of December 27, 1995.

FOURTH: The number of shares of the Corporation outstanding at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.

FIFTH: The number of shares of the Corporation’s common stock that were voted for and against the amendment, respectively, is as follows:

For	Against
10,000	None

SIXTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

SEVENTH: The amendment does not effect a change in the amount of stated capital of the Corporation.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment this 27th day of December, 1995.

W & W MANUFACTURING COMPANY, INC.

By:
James H. Bolin, President

By:	/s/
Lorraine Tully, Assistant Secretary

ARTICLES OF INCORPORATION

ARTICLE I.

Name. The name of the corporation is W & W Manufacturing Company, Inc.

ARTICLE II.

Purpose. The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III.

Initial Business. The corporation initially intends to conduct the business of the manufacture, sale and distribution of fire and other emergency apparatus and related equipment and appliances.

ARTICLE IV.

Authorized Capital. The corporation shall have authority to issue one million (1,000,000) shares of common stock, par value One Dollar ($1.00) per share.

ARTICLE V.

Stock Rights and Options – Officers. The corporation may issue rights and options to purchase shares of stock of the corporation to directors, officers, or employees of the corporation or of any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

ARTICLE VI.

Statutory Agent. The name and address of the initial statutory agent of the corporation is Louis G. Jekel, 4323 North Brown Avenue, Suite E, Scottsdale, Arizona 85251.

ARTICLE VII.

Known Place of Business. The known place of business of the corporation shall be 2857 North Miller Road, Scottsdale, Arizona 85251.

ARTICLE VIII.

Board Of Directors. The initial board of directors shall consist of two (2) directors. The persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

Louis A. Witzeman	Carol N. Witzeman
8621 E. Highland	8621 E. Highland
Scottsdale, AZ 85252	Scottsdale, AZ 85252

ARTICLE IX.

Number of Directors. The number of persons to serve on the board of directors shall be fixed by the bylaws.

ARTICLE X.

Quorum. A quorum at a meeting of the board of directors may consist of less than a majority of all directors.

ARTICLE XI.

Incorporators. The incorporators of the corporation are:

Louis A. Witzeman	Carol N. Witzeman
8621 E. Highland	8621 E. Highland
Scottsdale, AZ 85252	Scottsdale, AZ 85252

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these articles of incorporation to the Arizona Corporation Commission for filing, or immediately following adoption of the initial bylaws of the corporation.

ARTICLE XII.

Distributions From Capital Surplus. The board of directors of the corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the corporation a portion of its assets, in cash or property.

ARTICLE XIII.

Indemnification of Officers, Directors, Employees, and Agents. Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person. Whenever any existing or former director, officer, employee, or agent shall report to the president of the corporation or the chairman of the board of directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the board of directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the board of directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that no such indemnification shall be available with respect to liabilities under the Securities Act of 1933, and, provided further, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

ARTICLE XIV.

Repurchase Of Shares. The board of directors of the corporation may, from time to time, cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.

ARTICLE XV.

Dissenting Rights. The right of a shareholder to dissent from a plan of merger or consolidation or a sale of exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business shall not be abridged by the registration on a national securities exchange of the shares of stock held by the shareholders or the fact that the class of stock held by the shareholder is held by more than two thousand (2000) shareholders.

IN WITNESS WHEREOF we hereunto set our hands this 30th day of December, 1977.

/s/	/s/
Louis A. Witzeman 8621 E. Highland Scottsdale, AZ 85252	Carol N. Witzeman 8621 E. Highland Scottsdale, AZ 85252

STATE OF ARIZONA	)
)ss.
County of Maricopa	)

On this, the 30th day of December, 1977, before me, the undersigned officer, personally appeared LOUIS A. WITZEMAN, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF ARIZONA	)
)ss.
County of Maricopa	)

On this, the 30th day of December, 1977, before me, the undersigned officer, personally appeared CAROL N. WITZEMAN, known to me to be the person whose name is subscribed to the within instrument and acknowledged that she executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires: